UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8–K

Current Report Filed Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): May 8, 2002

Enchira Biotechnology Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21130	04-3078857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Research Forest Drive

The Woodlands, Texas  77381

(Address of principal  executive offices and zip code)

(281) 419-7000

(Registrant’s telephone number,

including area code)

Item 5. Other Events

On May 8, 2002, Enchira Biotechnology Corporation (the “Company”) issued a press release announcing that Howard, Frazier, Barker & Elliott has been engaged to review strategic alternatives for redeploying the Company’s assets, and in addition, the Company announced that it has reduced its headcount to the minimum necessary for such redeployment, retaining two officers, Daniel J. Monticello and Paul G. Brown, III, to complete its redeployment efforts.  Paul Brown has been elected to President to replace Dr. Peter P. Policastro, who resigned as President and CEO and from the Board.  Virtually all of the Company’s other officers and employees have resigned or been released.  In addition, R. James Comeaux also recently announced his resignation from the Company’s Board of Directors.

The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.  Exhibits

Exhibit 99.1            — Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enchira Biotechnology Corporation
Date: May 8, 2002.
	By:	/s/ Paul G. Brown, III
Paul G. Brown, III
President